                                                                   EXHIBIT 99.10
                                 EXHIBIT 1.1(k)


                              DESCRIPTION OF NOTES

         You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "Company" refers only to Pilgrim's Pride Corporation and not to any of its subsidiaries. In addition, in this description, the term "Holder" refers to the record holder of any Note.

         The Company will issue the Note in payment of a portion of the purchase price of all of the chicken business of ConAgra Foods, Inc. through the acquisition of all of the issued and outstanding capital stock of ConAgra Poultry Company, To-Ricos, Inc., Lovette Company, Inc. and Hester Industries, Inc. (collectively, the "Acquired Companies"), each a wholly-owned subsidiary of ConAgra Foods, Inc. (the "Acquisition"). The Notes will be issued under an Indenture dated as of ________, 2003 (the "Indenture") between the Company and ___________, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture and by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

         The following description is a summary of the material provisions of the Indenture.

BRIEF DESCRIPTION OF THE NOTES

         The Notes:

               o    will be general unsecured obligations of the Company; and

               o are expressly subordinated in right of payment to all existing and future Senior Indebtedness of the Company.

PRINCIPAL, MATURITY AND INTEREST

         At the closing of the Acquisition, the Company will issue a Note with a principal amount of $____ million based on an estimated combined, consolidated stockholders' equity of the Acquired Companies. The final determination of the purchase price for the Acquired Companies will be subject to a post-closing audit of the final combined, consolidated balance sheet of the Acquired Companies as of the closing date of the Acquisition. Any reduction or increase in the purchase price will be made by the Company, paying the amount in cash, issuing a new Note in exchange for the original Note issued at the closing of the Acquisition, or a combination thereof. In the event a new Note is issued, the Holder of the Note will be required to surrender the original Note, and the new Note will be on the same terms and conditions as the Note issued at the closing of the Acquisition except that the principal balance will be decreased or increased by an amount equal to the difference between the final combined, consolidated stockholders' equity


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of the Acquired Companies based on the post-closing audit and the estimated stockholders' equity of the Acquired Companies used to determine the estimated purchase price.

         The Notes will mature on March 4, 2011. Interest on the Notes will accrue at the rate of 10.50% per annum and will be payable semi-annually in arrears on December 15 and June 15, commencing on ________. The Company will make each interest payment, including any Special Interest, to the Holders of record on the immediately preceding December 1 and June 1.

         Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

ADDITIONAL NOTES

         Subject to the limitations set forth under "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," the Company may incur additional Indebtedness up to an aggregate principal amount of $_____ [one-half of the Notes] which, at its option, may consist of additional Notes, in one or more series, having identical terms as the Notes issued on the date of the Indenture (the "Additional Notes"). Holders of such Additional Notes will have the right to vote together with Holders of Notes issued on the date of the Indenture as one class.

SUBSIDIARY GUARANTEES

         The Indenture will require that each Domestic Restricted Subsidiary (other than any Securitization Subsidiary that has entered into or established a Permitted Securitization Program) that incurs any Indebtedness (other than intercompany Indebtedness between or among such Domestic Restricted Subsidiary and the Company or any of its Restricted Subsidiaries) which is pari passu with or subordinate in right of payment to the Notes guarantee the obligations of the Company under the Notes (including the payment of principal, premium, if any, and interest on the Notes) by entering into a supplemental indenture with the Company and the Trustee (each such Domestic Restricted Subsidiary and any other Restricted Subsidiary that guarantees the Notes in accordance with the Indenture being referred to herein as a "Guarantor"). The Indenture will provide that any such Domestic Restricted Subsidiary must become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel to the Trustee within 10 business days of the date on which it was acquired, created or incurred such Indebtedness.

         Any Guarantors will be jointly and severally liable with respect to the Company's obligations under the Notes. Each such guarantee of the Notes (a "Subsidiary Guarantee") will be a general unsecured obligation of the Guarantor thereunder and will be expressly subordinated in right of payment to all existing and future Senior Indebtedness of such Guarantor. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law.



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         A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

         (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

         (2)      either:

                           (a) the Person acquiring the property in any such sale or disposition, or the Person formed by or surviving any such consolidation or merger (if such surviving Person is not the Guarantor), assumes all the obligations of that Guarantor under the Indenture and its Subsidiary Guarantee pursuant to a supplemental indenture satisfactory to the Trustee; or

                           (b) the Net Proceeds of such sale or other disposition are applied in accordance with the "Asset Sale" provisions of the Indenture.

         The Subsidiary Guarantee of a Guarantor will be released and such Person shall no longer be deemed a Guarantor for purposes of the Indenture:

         (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the Net Proceeds of that sale or other disposition are applied in accordance with the "Asset Sale" provisions of the Indenture;

         (2) in connection with any sale of all of the Capital Stock of a Guarantor to a Person (including by way of merger or consolidation) that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the Net Proceeds of that sale are applied (or the Company certifies in an Officer's Certificate delivered to the Trustee that such Net Proceeds will be applied) in accordance with the "Asset Sale" provisions of the Indenture;

         (3) if the Company properly designates the Guarantor as an Unrestricted Subsidiary; or

         (4) if all Indebtedness and Guaranteed Indebtedness of such Guarantor has been paid in full or otherwise discharged.

         See "-- Repurchase at the Option of Holders -- Asset Sales."

OPTIONAL REDEMPTION

         At any time prior to _________, 2007, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including, if issued, any Additional Notes) at a redemption price of 110.5% of the principal


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amount thereof, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided, that:

         (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture (including, if issued, any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

         (2) the redemption must occur within 45 days of the date of the closing of such Public Equity Offering.

         Except pursuant to the preceding paragraph and the last paragraph in this section, the Notes will not be redeemable at the Company's option prior to _______, 2007.

         On or after ______, 2007, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on September 15 of the years indicated below:

                           YEAR                                                       PERCENTAGE
                           2007......................................................   105.250%
                           2008......................................................   102.625%
                           2009 and thereafter.......................................   100.000%

         Notwithstanding the foregoing, the Company may, at any time and from time to time, redeem all or a part of the Notes from any Initial Holder upon not less than 15 nor more than 60 days' notice, at a redemption price of 100.000% of the principal amount thereof, plus accrued and unpaid interest, if any. The Company may not, however, redeem less than all of the Notes from any Initial Holder if the Initial Holders hold less than, or the redemption would result in the Initial Holders holding less than, an aggregate of $150 million in principal amount of the Notes.

MANDATORY REDEMPTION

         The Company is not required to make mandatory redemption or sinking fund payments with respect to the Note.

REPURCHASE AT THE OPTION OF HOLDERS

         CHANGE OF CONTROL

         If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal



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to (a) in the case of an Initial Holder, 100% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, thereon to the date of purchase and (b) in the case of all other Holders, 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, thereon to the date of purchase. Within 90 days following any Change of Control, unless the Company has mailed a redemption notice with respect to all of the outstanding Notes in accordance with the Optional Redemption provisions of the Indenture, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice which date shall be no earlier than 15 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

         On the Change of Control Payment Date, the Company will, to the extent lawful:

         (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

         (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

         (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

         The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.



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

         The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         ASSET SALES

         The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

         (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

         (2) such fair market value is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors and, if such fair market value exceeds $50 million, is set forth in an Officers' Certificate delivered to the Trustee; and

         (3) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or assets or Voting Stock of a type referred to in clauses (2), (3) or (4) immediately below.

         For purposes of this provision, each of the following shall be deemed to be cash:

                           (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

                           (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received in that conversion) within 90 days of the related Asset Sale.

         Within 270 days after the receipt of any Net Proceeds from an Asset Sale, the Company may, at its option:

         (1) apply such Net Proceeds to permanently repay, purchase or retire unsubordinated Indebtedness of the Company or any Restricted Subsidiary;


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

         (2) apply such Net Proceeds to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another business reasonably related to the business of the Company;

         (3) apply such Net Proceeds to make a capital expenditure used or useful in the Company's business;

         (4) apply such Net Proceeds to acquire other long-term assets that are used or useful in the Company's business; or

         (5) enter into a binding agreement with respect to the application of such Net Proceeds described in clauses (2), (3) or (4) above and apply such Net Proceeds pursuant thereto within 360 days of receipt by the Company of such Net Proceeds.

         Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

         Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $20.0 million, then within 45 business days after the later of the application of Net Proceeds in accordance with the preceding paragraph and the date that is 270 days following the receipt of the Net Proceeds, to the extent of the balance of the net Proceeds after application in accordance with the preceding paragraph, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

         The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.



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

FALL-AWAY EVENT

         The obligations of the Company and its Restricted Subsidiaries to comply with the provisions of the Indenture described under the captions "Repurchase at the Option of the Holders -- Change of Control," "-- Certain Covenants -- Restricted Payments," "-- Incurrence of Indebtedness and Issuance of Preferred Stock," "--Liens," "-- Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries," "-- Issuances of Guarantees by Domestic Restricted Subsidiaries," "-- Limitation on Issuance and Sale of Equity Interests in Restricted Subsidiaries," and "--the Transactions with Affiliates," and the requirement set forth under clause (4) of the first paragraph under "-- Merger, Consolidation, or Sale of Assets," will terminate if and when the Notes shall achieve Investment Grade Status (a "Fall-Away Event").

CERTAIN COVENANTS

         RESTRICTED PAYMENTS

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

         (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable (a) in Equity Interests (other than Disqualified Stock) of the Company or (b) to the Company or a Restricted Subsidiary of the Company);

         (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or any Restricted Subsidiary of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company);

         (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees, except a payment of interest or principal to a Wholly Owned Restricted Subsidiary of the Company or at the Stated Maturity thereof; or

         (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:




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         (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

         (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable eight-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock;" and

         (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (1), (2), (3) and (7) of the next succeeding paragraph) is less than the sum, without duplication, of

                           (a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the fiscal quarter beginning immediately prior to the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                           (b) 100% of the aggregate net cash proceeds received by the Company since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Company), plus

                           (c) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus (d) if any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, the fair market value of such redesignated Subsidiary (as determined in good faith by the Board of Directors) as of the date of its redesignation, not to exceed in the case of any Subsidiary the amount of Restricted Investments previously made by the Company or any of its Restricted Subsidiaries in such Unrestricted Subsidiary (subsequent to the date of the Indenture) which were treated as Restricted Payments (other than any such Restricted Payment that was made pursuant to the provisions of paragraphs (1) through (6) below).

         The preceding provisions will not prohibit the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have



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complied with the provisions of the Indenture. In addition, so long as no
Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

         (1) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Restricted Subsidiary or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or Indebtedness of the Company which is subordinate or junior in right of payment to the Notes and has a Weighted Average Life to Maturity no less than that of the Indebtedness being refinanced; provided, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

         (2) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Restricted Subsidiary with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; provided, that the amount of any such net cash proceeds that are utilized for any such defeasance, redemption, repurchase or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

         (3) Investments made out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of Equity Interests (other than Disqualified Stock) of the Company; provided, that the amount of any such net cash proceeds that are utilized for any such Investment shall be excluded from clause (3)(b) of the preceding paragraph;

         (4) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis so long as the Company or one of its Restricted Subsidiaries receives at least a pro rata share (and in like form) of the dividend or distribution in accordance with its common Equity Interests;

         (5) the payment by the Company of cash dividends on its common stock in an aggregate amount up to $10.0 million per year;

         (6) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the management or the Board of Directors of the Company or any Restricted Subsidiary pursuant to any equity subscription agreement, stock option agreement or similar agreement approved by the Board of Directors of the Company; provided, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1 million in any twelve-month period; and

         (7) other Restricted Payments in an aggregate amount not to exceed $50.0 million.

         The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Subsidiary, as the case may be, pursuant to the Restricted




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Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors and set forth in a resolution. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing or appraisal firm acceptable to the Trustee if the fair market value exceeds $50.0 million. Not later than the date of making any Restricted Payment with a fair market value in excess of $50.0 million, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a description and amounts of all Restricted Payments made by the Company pursuant to this "Restricted Payments" covenant since the date of the most recently delivered Officers' Certificate pursuant to this paragraph (or, if none, the date of the Indenture), together with a copy of any fairness opinion or appraisal required by the Indenture.

         INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company may incur Indebtedness (including Acquired
Debt) or issue Disqualified Stock, and the Domestic Restricted Subsidiaries and any other Guarantors may incur Indebtedness or issue Preferred Stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended eight full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Preferred Stock or Disqualified Stock is issued would have been at least
2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Preferred Stock or Disqualified Stock had been issued, as the case may be, at the beginning of such eight-quarter period.

         The first paragraph of this covenant will not prohibit the incurrence or issuance of any of the following items of Indebtedness or Preferred Stock (collectively, "Permitted Debt"):

         (1) the incurrence by the Company or any Guarantor of Indebtedness (and any replacements, renewals, refinancings, extensions or amendments of any thereof) in an aggregate principal amount at any one time outstanding as of the date of any such incurrence under this clause (1) not to exceed an amount equal to the greater of (x) $585.0 million, less the aggregate amount of all Net Proceeds of Asset Sales (other than a sale of all or a substantial portion of the assets used in or related to the Turkey Operations) applied by the Company or any of its Subsidiaries to repay Indebtedness incurred under this clause (1) pursuant to the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales" and (y) 75% of the fair market value of property, plant, equipment and intangibles (excluding goodwill) of the Company and its consolidated Restricted Subsidiaries;

         (2) the incurrence by the Company or any Restricted Subsidiary of Indebtedness pursuant to a revolving credit facility under the Existing U.S. Credit Facilities (and any replacements, renewals, refinancings, extensions or amendments of any thereof) in an aggregate principal amount outstanding at any one time as of the date of any such incurrence under this clause (2) not to exceed the Domestic Borrowing Base;

         (3) the incurrence of Indebtedness by the Foreign Restricted Subsidiaries pursuant to the Existing Foreign Credit Facility (and any replacements, renewals, refinancings, extensions or amendments thereof) in an aggregate principal amount outstanding at any one time as of the date of any such incurrence under this clause (3) not to exceed the greater of (x) $50.0 million and (y) the Foreign Borrowing Base;

         (4) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes to be issued on the date of the Indenture or as described in the first paragraph under "Principal, Maturity and Interest" (including, in each case, any Subsidiary Guarantees);

         (5) the incurrence by the Company or any of its Restricted Subsidiaries of purchase money obligations incurred in the ordinary course of business in an amount outstanding at any one time as of the date of any such incurrence not to exceed 75% of the purchase price or fair market value of the asset purchased, acquired or constructed;

         (6) the incurrence by the Company or any of its Restricted Subsidiaries of Capital Lease Obligations incurred in the ordinary course of business in an amount outstanding at any one time as of the date of any such incurrence not to exceed 5% of the Company's Consolidated Tangible Net Worth;

         (7) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations pursuant to which the Company or the Restricted Subsidiary has hedged against its actual exposure to fluctuations in interest rates, currency values or commodity prices;

         (8) the incurrence by the Company or any Restricted Subsidiary of up to $25.0 million aggregate principal amount of Indebtedness to the Camp County Industrial Development Corporation pursuant to that certain Loan Agreement (the "Camp County Loan Agreement"), dated as of June 15, 1999, between the Company and the Camp County Industrial Development Corporation, including the incurrence by the Company or any Guarantor of Indebtedness to Harris Trust and Savings Bank pursuant to the Reimbursement Agreement dated June 15, 1999 between the Company and Harris Trust and Savings Bank, or under any irrevocable letter of credit, surety bond, insurance policy or other similar instrument issued by any Person to support the Company's or any Restricted Subsidiary's Obligations pursuant to the Camp County Loan Agreement or in connection with the related bonds issued by the Camp County Industrial Development Corporation (and reimbursement and similar agreements in respect thereof) and any Permitted Refinancing Indebtedness relating thereto; provided, that such $25.0 million and any corresponding credit enhancement or reimbursement obligation with respect thereto shall be reduced by any prepayments or scheduled payments under the Camp County Loan Agreement;

         (9) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding under this clause (9) not to exceed $150 million;

         (10) the incurrence by the Company or any Restricted Subsidiary of up to $82.5 million aggregate principal amount of Indebtedness to the issuer of industrial development bonds and similar Indebtedness outstanding as of the date of the Indenture, including the incurrence by the Company or any Restricted Subsidiary of Indebtedness to the issuer of any irrevocable letter of credit, surety bond, insurance policy or other similar instrument issued by any Person to support the Company's or any Restricted Subsidiary's Obligations pursuant to or in connection with such related industrial revenue bonds (and reimbursement and similar agreements in respect thereof); provided, that such $82.5 million and any corresponding credit enhancement or reimbursement obligation with respect thereto shall be reduced by any prepayments or scheduled payments in respect of such industrial revenue bonds or Indebtedness;

         (11) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) under the Senior Notes and the Senior Notes Indenture or that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (1), (2), (3), (5), (6), (8), (10) or (14) of this paragraph;

         (12) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness; provided, however, that:

                           (a) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Note, in the case of the Company, or the Subsidiary Guarantee, in the case of a Guarantor; and

                           (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (12);

         (13) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant and, in the case of a Domestic Restricted Subsidiary, the provisions of the covenant set forth under the caption "-- Issuances of Guarantees by Domestic Restricted Subsidiaries";

         (14) Indebtedness of the Company to the extent the net proceeds thereof are promptly (a) used to purchase Notes tendered in a Change of Control Offer made as a result of a Change of Control in accordance with the Indenture or (b) deposited to defease the Notes;

         (15) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued; and

         (16) the issuance of Preferred Stock to the Company or a Wholly Owned Restricted Subsidiary.

         For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, (a) in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant; provided, that (x) Indebtedness outstanding under the Existing U.S. Credit Facilities on the date of the Indenture will be deemed to have been incurred on such date in reliance on the exception provided in clauses (1) and (2), as applicable, of the definition of Permitted Debt above and (y) Indebtedness outstanding under the Existing Foreign Credit Facility on the date of the Indenture will be deemed to have been incurred on such date in reliance on the exception provided in clause (3) of the definition of Permitted Debt above, and (b) with respect to Indebtedness denominated in a currency other than United States dollars, the Company or any of its Restricted Subsidiaries shall not have been deemed to incur Indebtedness solely as a result of fluctuations in the exchange rates of currencies.

         LIENS

         The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur or suffer to exist any Lien (other than Permitted Liens or Liens securing Senior Indebtedness) upon any of its assets (including Capital Stock of a Restricted Subsidiary), whether owned at the date the Notes are first issued or thereafter acquired, or any interest therein or any income or profits therefrom, unless:

         (1) if such Lien secures Senior Subordinated Indebtedness, the Notes or the Guarantees are secured on an equal and ratable basis with such Indebtedness for so long as such Senior Subordinated Indebtedness is secured by such Lien; and

         (2) if such Lien secures Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness will be subordinated and junior to a Lien securing the Notes or the Guarantees, as the case may be, with the same relative priority as such Indebtedness has with respect to the Notes or the Guarantees.

         LIMITATIONS ON LAYERED DEBT

         The Company shall not, and shall not permit any Restricted Subsidiary, to incur, directly or indirectly, any Indebtedness that is subordinate or junior in right of payment of any Senior Indebtedness unless such Indebtedness is Senior Subordinated Debt or is expressly subordinated in right of payment to, or ranks pari passu with, the Notes or Subsidiary Guarantees, as the case may be. In addition, no Guarantor shall Guarantee, directly or indirectly, any Indebtedness of the Company that is subordinate or junior in right of payment to any Senior Indebtedness unless such Guarantee is expressly subordinated in right of payment to, or ranks pari passu, with, the Subsidiary Guarantee of such Guarantor.

         DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED
SUBSIDIARIES

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

         (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

         (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

         (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

         However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

         (1) Existing Credit Facilities as in effect on the date of the Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Credit Facilities, as in effect on the date of the Indenture;

         (2) the Indenture, the Subsidiary Guarantee, the Notes and any additional notes that are issued under the Indenture;

         (3) applicable law;

         (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

         (5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

         (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

         (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition;

         (8) Permitted Refinancing Indebtedness, provided, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

         (9) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Liens;

         (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

         (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

         (12) customary restrictions imposed on any Securitization Subsidiary in connection with a Permitted Securitization Program, including, without limitation, those imposed on Pilgrim's Pride Funding Corporation on the date of the Indenture; and

         (13) the Senior Notes Indenture, the Senior Guarantee and the Senior Notes.

         MERGER, CONSOLIDATION, OR SALE OF ASSETS

         The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the

Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

         (1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

         (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to agreements reasonably satisfactory to the Trustee;

         (3) immediately after such transaction no Default or Event of Default exists;

         (4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable eight-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock;" and

         (5) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such merger, consolidation or sale of assets and such supplemental indenture, if any, comply with the Indenture.

         In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation, or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Wholly Owned Restricted Subsidiaries.

         TRANSACTIONS WITH AFFILIATES

         The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

         (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or is approved by a majority of the disinterested members of the Board of Directors; and

         (2) (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, such determination shall be set forth in a resolution adopted by the Board of Directors stating that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

                  (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, the Board of Directors has received an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing or appraisal firm acceptable to the Trustee.

         The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

                  (1) any transaction entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with past practices;

                  (2) any transaction entered into by the Company and any of its Restricted Subsidiaries or between any of the Restricted Subsidiaries;

                  (3) transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in such Person;

                  (4) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company and reasonable indemnification arrangements;

                  (5) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "-- Restricted Payments;" and

                  (6) any transaction entered into with ConAgra Foods or its Subsidiaries by the Company and any of its Restricted Subsidiaries.

         ISSUANCES OF GUARANTEES BY DOMESTIC RESTRICTED SUBSIDIARIES

         The Company will not permit any Domestic Restricted Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company which is pari passu with or subordinate in right of payment to the Notes ("Guaranteed Indebtedness"), unless (i) such Domestic Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Subsidiary Guarantee by such Domestic Restricted Subsidiary and (ii) such Domestic Restricted Subsidiary waives and will not in any manner whatsoever claim, or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Domestic Restricted Subsidiary under its Subsidiary Guarantee until the Notes have been paid in full. If the Guaranteed Indebtedness is (A) pari passu with the Notes, then the guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee, or (B) subordinated to the Notes, then the guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

         Notwithstanding the foregoing, any such Subsidiary Guarantee by a Domestic Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged if such Guarantor sells or otherwise disposes of all or substantially all of its assets to, or consolidates with or merges with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, in compliance with the terms described above in the fourth paragraph under the caption "-- Subsidiary Guarantees."

         LIMITATION ON THE ISSUANCE AND SALE OF EQUITY INTERESTS IN RESTRICTED SUBSIDIARIES

         The Company will not sell, and will not permit any Restricted Subsidiaries, directly or indirectly, to issue or sell any Equity Interests of a Restricted Subsidiary except:

         (1) to the Company or a Wholly Owned Restricted Subsidiary;

         (2) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of Foreign Restricted Subsidiaries, to the extent required by applicable law;

         (3) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the "-- Restricted Payments" covenant if made on the date of such issuance or sale; or

         (4) sales of Common Stock (including options, warrants or other rights to purchase shares of such Common Stock) of a Restricted Subsidiary by the Company or a Restricted Subsidiary, provided that the Company or such Restricted Subsidiary applies the Net Proceeds of any such sale in accordance with "Repurchase at the Option of Holders -- Asset Sales" above.

         DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

         The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and either will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "--

Restricted Payments" or will at the time of such designation qualify as a Permitted Investment, as the Company shall determine. All such outstanding Investments will be valued at their fair market value at the time of such designation. That designation will only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default and such redesignation will increase the amount available for Restricted Payments under the first paragraph of the covenant described under the caption "-- Restricted Payments" as provided therein or Permitted Investments, as applicable.

         PAYMENTS FOR CONSENT

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

EVENTS OF DEFAULT AND REMEDIES

         Each of the following is an Event of Default:

         (1) the Company defaults in the payment when due of interest on the Notes and such default continues for a period of 30 days;

         (2) the Company defaults in the payment when due of principal of, or premium, if any, on the Notes;

         (3) failure by the Company or any of the Guarantors to comply with the provisions described under the caption "-- Repurchase at the Option of Holders -- Change of Control" or "Certain Covenants -- Merger, Consolidation or Sale of Assets;"

         (4) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions "-- Repurchase at the Option of Holders -- Asset Sales," -- Certain Covenants -- Restricted Payments" and "-- Certain Covenants -- Issuance of Indebtedness and Issuance of Preferred Stock" for 30 days after the date on which the Company has received written notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes specifying such failure and stating that such notice is a "Notice of Default" under the Indenture;

         (5) failure by the Company or any of its Restricted Subsidiaries to comply with any of the other agreements in the Indenture for 60 days after the date on which the Company has received written notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes specifying such failure and stating that such notice is a "Notice of

Default" under the Indenture;

         (6) the Company or any Restricted Subsidiary defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

                  (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                  (b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

         (7) a final nonappealable judgment or final nonappealable judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgment or judgments are not paid, discharged or stayed for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $20.0 million;

         (8) except as permitted by the Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

         (9) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries.

         In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

         Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest, if any) if it determines that withholding notice is in their interest.

         The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes.

         The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

SUBORDINATION

         The Company may not pay (except from the trust as provided in the Legal Defeasance and Covenant Defeasance provisions) principal of, or premium, if any, or interest on, the Notes, or make any deposit pursuant to the Legal Defeasance and Covenant Defeasance provisions, and may not repurchase, redeem or otherwise retire any Notes until all principal and other Obligations with respect to Senior Indebtedness is paid in full (collectively, "Pay The Notes") if (a) any principal, premium, interest or any other amount payable in respect of any Senior Indebtedness is not paid within any applicable grace period (including at maturity) or (b) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (1) the default has been cured or waived and any such acceleration has been rescinded or (2) such Senior Indebtedness has been paid in full in cash or otherwise satisfied in accordance with the terms thereof; provided, however, that the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the holders of such Senior Indebtedness or, if there is no Representative, from the holders of such Senior Indebtedness.

         During the continuance of any default (other than a default described in clause (a) or a default and acceleration described in clause (b) of the preceding paragraph) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except any notice required to effect the acceleration) or the expiration of any applicable grace period, the Company may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Trustee of written notice of such default from the Representative of the holders of such Designated Senior Indebtedness or, if there is no Representative, from the holders of such Designated Senior Indebtedness, specifying an election to effect a Payment Blockage Period (a "Payment Blockage Notice") and ending 179 days thereafter (unless such Payment Blockage Period is earlier terminated (a) by written notice to the Trustee and the Company from the Representative of the holders of such Designated Senior Indebtedness or, if there is no Representative, from the holders of such Designated Senior Indebtedness that gave such Payment Blockage Notice, (b) because such default is no longer continuing or (c) because such Designated Senior Indebtedness has been repaid in full in cash or otherwise satisfied in accordance with the terms thereof). Not more than one Payment Blockage Notice with respect to all issues of Designated Senior Indebtedness may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to one or more issues of Designated Senior Indebtedness during such period. No non-payment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be the basis for a subsequent Payment Blockage Notice. Following the expiration of any period during which the Company is prohibited from making payments on the Notes pursuant to a Payment Blockage Notice, the Company shall (unless otherwise prohibited as described in the first two sentences of this paragraph) resume making any and all required payments in respect of the Notes, including, without limitation, any missed payments, unless the maturity of any Designated Senior Indebtedness has been accelerated, and such acceleration remains in full force and effect.

         The Company shall give prompt written notice to the Trustee of any default in the payment of any Senior Indebtedness or any acceleration under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued. Failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness or the application of the other provisions provided in the above paragraphs.

         If payment of the Notes is accelerated when Designated Senior Indebtedness is outstanding, the Company may not pay the Notes until three business days after the Representative of the holders of such Designated Senior Indebtedness or, if there is no Representative, the holders of such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if the Indenture otherwise permits payment at that time.

         The Obligations of each Guarantor are subordinated in right of payment to the payment when due of all Senior Indebtedness of such Guarantor. This subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness to the extent and in the manner provided for the Notes and the Indenture.

CERTAIN DEFINITIONS

         Set forth below are certain defined terms used in the Indenture.

         "ACQUIRED DEBT" means, with respect to any specified Person:

                  (i) Indebtedness of any other Person existing at the time such other Person is merged with or into, or became a Subsidiary of, such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

                  (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "ADDITIONAL SENIOR NOTES" means any Senior Notes (other than Initial Senior Notes) issued under the Senior Notes Indenture in accordance with Section
3.01 of the First Supplemental Indenture dated August 9, 2011 between the Company and the Chase Manhattan Bank, as trustee, as part of the same series as the Initial Senior Notes or as an additional series.

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that beneficial ownership of 10% or more of the total voting power of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

         "ASSET SALE" means:

         (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business; provided, that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "-- Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under the caption "-- Certain Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

         (2) the issuance of Equity Interests by any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

         Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

                  (i) any single transaction or series of related transactions that involves assets having a fair market value of less than $2.0 million;

                  (ii) a transfer of assets between or among the Company and its Restricted Subsidiaries;

                  (iii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

                  (iv) the sale or lease of equipment, inventory, accounts receivable (or interests therein) or other assets in the ordinary course of business or pursuant to a Permitted Securitization Program;

                  (v) the sale or other disposition of cash or Cash Equivalents; and

                  (vi) the sale, lease or other disposition of any assets or rights to the extent constituting a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "--Certain Covenants -- Restricted Payments."

         "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

         "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

         "BOARD OF DIRECTORS" means either the board of directors of the Company or any duly authorized committee of that board.

         "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

         "CAPITAL STOCK," means:

         (1) in the case of a corporation, corporate stock;

         (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

         (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

         (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but in any event excluding interests in pools of accounts receivable or inventory sold by a Securitization Subsidiary pursuant to a Permitted Securitization Program.

         "CASH EQUIVALENTS" means:

         (1) United States dollars;

         (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided, that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

         (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

         (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

         (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and

         (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

         "CHANGE OF CONTROL" means the occurrence of any of the following:

         (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any "person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange Act) other than a Wholly Owned Restricted Subsidiary;

         (2) any "person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange Act), other than the Pilgrim Family, becomes the ultimate "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the total voting power of the Voting Stock of the Company on a fully-diluted basis;

         (3) the adoption of a plan relating to the liquidation or dissolution of the Company;

         (4) the consummation of any transaction (including, without limitation, any merger, consolidation or recapitalization) to which the Company is a party the result of which is that, immediately after such transaction, the holders of all of the outstanding Voting Stock of the Company immediately prior to such transaction hold less than 50.1% of the Voting Stock of the Person surviving such transaction, measured by voting power rather than number of shares; or

         (5) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

         "CONSOLIDATED CASH FLOW" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

         (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

         (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

         (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

         (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

         (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

         Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company, unless such Restricted Subsidiary is a Guarantor and its Subsidiary Guarantee remains in full force and effect, shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Company or a Restricted Subsidiary by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

         "CONSOLIDATED NET INCOME" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that:

         (1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary thereof;

         (2) the Net Income of any Restricted Subsidiary, unless such Restricted Subsidiary is a Guarantor and its Subsidiary Guarantee remains in full force and effect, shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, provided that the aggregate amount of such Net Income that could be paid to the Company or a Restricted Subsidiary by loans or advances or repayments of loans or advances, intercompany transfer or otherwise will be included in Consolidated Net Income;

         (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and

         (4) the cumulative effect of a change in accounting principles shall be excluded.

         "CONSOLIDATED TANGIBLE NET WORTH" of any Person means, at any time, for such Person and its Restricted Subsidiaries on a consolidated basis, an amount computed equal to (a) the consolidated stockholders' equity of the Person and its Restricted Subsidiaries, minus, (b) all Intangible Assets of the Person and its Restricted Subsidiaries, in each case as of such time. For the purposes hereof, "Intangible Assets" means intellectual property, goodwill and other intangible assets, in each case determined in accordance with GAAP.

         "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who, during any period of two consecutive years:

         (1) was a member of such Board of Directors on the date of the Indenture; or

         (2) was nominated for election or elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination, election or appointment.

         "DEBT RATING" means the rating assigned to the Notes by Moody's or S&P, as the case may be.

         "DEFAULT" means any event, act or condition that is, or after notice or with the passage of time or both would be, an Event of Default.

         "DESIGNATED SENIOR INDEBTEDNESS" means:

         (1) any Senior Indebtedness of the Company or a Guarantor that has, at the time of determination, an aggregate principal amount outstanding of at least $25.0 million (including the amount of all undrawn commitments and matured and contingent reimbursement obligations pursuant to letters of credit thereunder) that is specifically designated in the instrument evidencing such Senior Indebtedness and in an Officers' Certificate delivered to the Trustee as "Designated Senior Indebtedness" of the Company for purposes of the Indenture; and

         (2) any Senior Indebtedness of the Company or a Guarantor outstanding under the Existing Credit Facilities, the Senior Notes Indenture or otherwise under clause (1) of the second paragraph of "Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," as the same may be amended, supplemented or otherwise modified from time to time, including amendments, supplements or modifications and any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original agent and lenders or another administrative agent or agents or one or more other lenders and whether provided under the original Existing Credit Facilities or one or more other credit or other agreements or indentures).

         "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

         "DOMESTIC BORROWING BASE" means, as of a date of determination, the sum of (i) 85% of the book value of the outstanding accounts receivable of the Company and its Domestic Restricted Subsidiaries (as such accounts receivable would be shown on a consolidated balance sheet of the Company and its Domestic Restricted Subsidiaries prepared in accordance with GAAP), less allowance for doubtful accounts, plus (ii) 80% of the inventory of the Company and its Domestic Restricted Subsidiaries (as such inventory would be shown on a consolidated balance sheet of the Company and its Domestic Restricted Subsidiaries prepared in accordance with GAAP); provided, that for purposes of determining the Domestic Borrowing Base as of a date of determination, any accounts receivable or inventory that has been sold or otherwise transferred to a Securitization Subsidiary pursuant to a Permitted Securitization Program shall not be included in the Domestic Borrowing Base for purposes of the calculation thereof.

         "DOMESTIC RESTRICTED SUBSIDIARY" means any Restricted Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia.

         "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "EXISTING CREDIT FACILITIES" means, collectively, the Existing U.S. Credit Facilities and the Existing Foreign Credit Facility.

         "EXISTING FOREIGN CREDIT FACILITY" means the facility evidenced by the Revolving Credit Agreement, by and among Grupo Pilgrim's Pride Funding, S. de R.L. de C.V., Comerica Bank Mexico, S.A. and Comerica Bank, dated September 7, 2001, and the related notes, collateral documents, guarantees and agreements, each as amended through the date of the Indenture.

         "EXISTING U.S. CREDIT FACILITIES" means:

         (1) the facility evidenced by the Third Amended and Restated Note Purchase Agreement by and between the Company and John Hancock Life Insurance Company, dated August 30, 2002, and the related notes, collateral documents, guarantees and agreements, each as amended through the date of the Indenture;

         (2) the facility evidenced by the Amended and Restated Credit Agreement by and among CoBank, ACB, individually and as Agent, Farm Credit Services of America, FLCA, and other Banks thereunder, dated November 16, 2000, and the related notes, collateral documents, guarantees and agreements, each as amended through the date of the Indenture; and

         (3) the facility evidenced by the Second Amended and Restated Secured Credit Agreement, by and among the Company and Harris Trust and Savings Bank, individually and as Agent, and other Banks thereunder, dated November 5, 1999, and the related notes, collateral documents, guarantees and agreements, each as amended through the date of the Indenture.

         "FIXED CHARGES" means, with respect to any specified Person for any period, the sum, without duplication, of:

         (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

         (2) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

         (3) the product of (a) all dividends, whether paid or accrued, whether or not in cash, on any series of Preferred Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of such Person (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

         "FIXED CHARGE COVERAGE RATIO" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable eight-quarter reference period.

         In addition, for purposes of calculating the Fixed Charge Coverage
Ratio:

         (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the eight-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the eight-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

         (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

         (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

         "FOREIGN BORROWING BASE" means, as of a date of determination, the sum of (i) 85% of the book value of the outstanding accounts receivable of the Company's Foreign Restricted Subsidiaries (as such accounts receivable would be shown on a combined balance sheet of the Company's Foreign Restricted Subsidiaries prepared in accordance with GAAP), less allowance for doubtful accounts, plus (ii) 80% of the inventory of the Company's Foreign Restricted Subsidiaries (as such inventory would be shown on a combined balance sheet of the Company's Foreign Restricted Subsidiaries prepared in accordance with GAAP); provided, that for purposes of determining the Foreign Borrowing Base as of a date of determination, any accounts receivable or inventory that has been sold or otherwise transferred to a Securitization Subsidiary pursuant to a Permitted Securitization Program shall not be included in the Foreign Borrowing Base for purposes of the calculation thereof.

         "FOREIGN RESTRICTED SUBSIDIARY" means any Restricted Subsidiary that is not a Domestic Restricted Subsidiary and with respect to which more than 80% of its assets (determined on a consolidated basis in accordance with GAAP) are located in territories and jurisdictions outside of the United States of America.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

         "GUARANTEE" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

         "GUARANTORS" means any Restricted Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture and its respective successors and assigns.

         "HEDGING OBLIGATIONS" means, with respect to any specified Person, the obligations of such Person under:

         (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates;

         (2) any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in currency values; and

         (3) any commodity futures or option contract or other similar commodity hedging contract designed to protect such person against fluctuations in commodity prices.

         "INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

         (1) borrowed money;

         (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clause (1), (2) and (4) of this definition) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon);

         (3) banker's acceptances;

         (4) representing Capital Lease Obligations;

         (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable incurred in the ordinary course of business; or

         (6) representing any Hedging Obligations,

             if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

         The amount of any Indebtedness outstanding as of any date shall be:

         (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

         (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

         "INITIAL HOLDERS" means ConAgra Foods, its Affiliates and each of their respective principals, employees, partners, officers, members and directors.

         "INITIAL SENIOR NOTES" means the 9 5/8% Senior Notes due 2011 of the Company issued under the Senior Notes Indenture.

         "INVESTMENT GRADE STATUS" exists as of a date if at such date (i) the Debt Rating of Moody's is at least Baa3 (or the equivalent) or higher and (ii) the Debt Rating of S&P is at least BBB- (or the equivalent) or higher.

         "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments." The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants -- Restricted Payments." In addition, the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "Investment" made by the Company in such Unrestricted Subsidiary.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

         "MOODY'S" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

         "NET INCOME" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

         (1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

         (2) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

         "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), in net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements; and amounts required to be applied to the repayment of Indebtedness.

         "NON-RECOURSE DEBT" means Indebtedness:

         (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise or (c) constitutes the lender; and

         (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

         "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "PERMITTED INVESTMENTS" means:

         (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

         (2) any Investment of receivables owing to the Company or any of its Restricted Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (provided, that nothing in this clause (2) shall prevent the Company or any Restricted Subsidiary from offering such concessionary trade terms as management deems reasonable in the circumstances);

         (3) any Investment in Cash Equivalents;

         (4) any Investment of Capital Stock, Obligations or other securities of any Person received by the Company or any of its Restricted Subsidiaries in settlement of Obligations created in the ordinary course of business and owing to the Company or such Restricted Subsidiary;

         (5) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

                      (a) such Person becomes a Restricted Subsidiary of the
             Company; or

                      (b) such Person is merged, consolidated or amalgamated
             with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

         (6) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales";

         (7) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

         (8) Hedging Obligations, provided, that such Hedging Obligations constitute Permitted Debt permitted by clause (7) of the second paragraph under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock;"

         (9) Investments in a Person arising from the sale or transfer of assets primarily used in or related to, or Equity Interests of a Subsidiary of the Company whose assets primarily consist of those used in or related to, the Turkey Operations in connection with a joint venture including such Turkey Operations with a third party;

         (10) Investments made in bonds, debentures and notes issued by any corporation organized under the laws of any State of the United States having Investment Grade Status from the aggregate proceeds of insurance premiums paid by the Company or a Restricted Subsidiary under a captive insurance arrangement and any earnings on such Investments; and

         (11) other Investments made after the date of the Indenture in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) that are at the time outstanding, not to exceed $70 million.

         "PERMITTED LIENS" means:

         (1) Liens on the assets of the Company and its Restricted Subsidiaries securing Indebtedness and other Obligations (in addition to those referred to in clauses (2) through (12) of this definition) to the extent that such Indebtedness (a) was outstanding on the date of the Indenture or was permitted to be incurred by the covenant entitled "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" at the time of such incurrence and

(b) at the time of such incurrence did not exceed an aggregate principal amount outstanding at any one time of the greater of (x) $585.0 million less the aggregate amount of all Net Proceeds of Asset Sales (other than a sale of all or a substantial portion of the assets used in the Turkey Operations), applied by the Company or any of its Subsidiaries to repay Indebtedness incurred pursuant to clause (1) of the second paragraph of the covenant entitled "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" pursuant to the covenant described under the caption "-- Repurchase at the Option of Holders -- Asset Sales" and (y) 75% of the fair market value of property, plant, equipment and intangibles (excluding goodwill) of the Company and its consolidated Restricted Subsidiaries;

         (2) Liens on the assets of the Company and any Restricted Subsidiary securing Indebtedness and other Obligations to the extent that such Indebtedness is permitted to be incurred by clauses (2), (3) and (14)(b) of the second paragraph of the covenant entitled "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock;"

         (3) Liens on the assets of the Company and any Restricted Subsidiary securing Permitted Refinancing Indebtedness to the extent that (a) such Permitted Refinancing Indebtedness is permitted to be incurred by clause (11) of the second paragraph of the covenant entitled "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," and (b) such Permitted Refinancing Indebtedness was incurred to refinance Indebtedness outstanding under clauses (1), (2), (3) or (14)(b) of such paragraph;

         (4) Liens in favor of the Company or its Restricted Subsidiaries;

         (5) Liens on property of a Person existing at the time such Person is acquired by, merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided, that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those of the Person acquired by, merged into or consolidated with the Company or the Restricted Subsidiary;

         (6) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided, that such Liens were in existence prior to the contemplation of such acquisition;

         (7) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

         (8) Liens to secure Indebtedness permitted by clauses (5), (6), (8) and
(10) of the second paragraph of the covenant entitled "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" (or Permitted Refinancing Indebtedness relating thereto, provided that the principal amount of the Indebtedness secured does not increase and the Liens do not extend to other property or assets) covering only the assets acquired with such Indebtedness;

         (9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

         (10) Liens on accounts receivable or inventory of a Securitization Subsidiary or rights with respect thereto in connection with a Permitted Securitization Program;

         (11) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Hedging Obligations designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

         (12) Liens on the property of Foreign Restricted Subsidiaries and on intercompany Indebtedness to the Company to secure Indebtedness permitted by clause (13) of the second paragraph of the covenant entitled "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock"; and

         (13) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $20.0 million at any one time outstanding.

         "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided, that:

         (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable), of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all customary expenses and premiums incurred in connection therewith); provided, however, that with respect to Indebtedness denominated in currency other than United States dollars, if the principal amount of such Indebtedness is extended, refinanced, renewed, replaced, defeased or refunded with Indebtedness denominated in the same foreign currency and not exceeding the principal amount (or accreted value, if applicable) thereof in such denomination of foreign currency, then it shall not be deemed to have exceeded the principal amount (or accreted value, if applicable) of the refinanced Indebtedness solely as a result of fluctuations in the exchange rate of such foreign currency;

         (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

         (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

         (4) such Indebtedness is incurred either by the Company or a Guarantor or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "PERMITTED SECURITIZATION PROGRAM" means a transaction or series of transactions (including amendments, supplements, extensions, renewals, replacements, refinancings or modifications thereof) pursuant to which a Securitization Subsidiary purchases accounts receivable or inventory from the Company or any Restricted Subsidiary and finances or sells such accounts receivables or inventory or fractional interests therein; provided, that (i) the Board of Directors shall have determined in good faith that such Permitted Securitization Program is economically fair and reasonable to the Company and the Securitization Subsidiary, (ii) all sales of accounts receivable or inventory by the Securitization Subsidiary are made at fair market value (as determined in good faith by the Board of Directors), (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Board of Directors), (iv) no portion of the Indebtedness of a Securitization Subsidiary shall be Guaranteed Indebtedness or is recourse to the Company or any Restricted Subsidiary (other than to such Securitization Subsidiary and other than recourse for customary representations, warranties, covenants and indemnities) and (v) neither the Company nor any Subsidiary (other than the Securitization Subsidiary) has any obligation to maintain or preserve the Securitization Subsidiary's financial condition.

         "PILGRIM FAMILY" means Lonnie A. "Bo" Pilgrim, his spouse, his issue, his estate and any trust, partnership or other entity primarily for the benefit of him, his spouse and/or issue.

         "PREFERRED STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non- voting) of such Person's preferred or preference stock, whether now outstanding or hereafter issued, including, without limitation, all series and classes of such preferred or preference stock.

         "PUBLIC EQUITY OFFERING" means a public offering and sale of Capital Stock (other than Disqualified Stock) for cash made on a primary basis by the Company after the date of the Indenture.

         "REPRESENTATIVE" means the trustee, agent or representative expressly authorized to act in such capacity, if any, for an issue of Senior Indebtedness.

         "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

         "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, or any successor to the rating agency business thereof.

         "SECURITIZATION SUBSIDIARY" means a Restricted Subsidiary or an Unrestricted Subsidiary of the Company which is established for the limited purpose of acquiring and financing or selling (including, without limitation, interests therein) accounts receivable or inventory and engaging in activities ancillary thereto.

         "SENIOR INDEBTEDNESS" of the Company means all of its Obligations with respect to Indebtedness, whether outstanding on the date the Notes are first issued or thereafter incurred, and shall include (i) all obligations for interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such post-filing interest is allowed in such proceeding, (ii) all fees, expenses and indemnities and all other amounts payable with respect to Indebtedness and (iii) all Obligations in respect of the Existing Credit Facilities; provided, however, that Senior Indebtedness shall not include: (i) any obligation of the Company to any Subsidiary of the Company; (ii) any obligation in respect of the Notes or other Indebtedness of the Company that is by its terms is expressly subordinate, junior subordinate or pari passu in right of payment to the Notes; or (iii) any obligations with respect to any Capital Stock. To the extent that any payment of Senior Indebtedness (whether by or on behalf of the Company as proceeds of security or enforcement or any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar party under any Bankruptcy Law, then if such payment is recovered by, or paid over to, such trustee, receiver or other similar party, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. "Senior Indebtedness" of any Guarantor has a correlative meaning and shall not include any obligation of such Guarantor to the Company or any other Subsidiary of the Company.

         "SENIOR GUARANTEE" means a Guarantor's guarantee of the Senior Notes.

         "SENIOR NOTES" means the Initial Senior Notes and any Additional Senior Notes.

         "SENIOR NOTES INDENTURE" means the Indenture, dated as of the date August 9, 2001, by and between the Company and The Chase Manhattan Bank, as trustee, governing the Senior Notes.

         "SENIOR SUBORDINATED INDEBTEDNESS" of the Company means the Notes and any other subordinated Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes and is not subordinated by its terms to any other subordinated Indebtedness or other obligation of the Company which is not Senior Indebtedness. "Senior Subordinated Indebtedness" of any Guarantor has a correlative meaning.

         "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

         "SPECIAL INTEREST" means the additional interest, if any, to be paid on the Notes pursuant to the 10.50% Senior Subordinated Notes due March 4, 2011 Registration Rights Agreement dated ______, 2003, at a rate from 0.25% per annum up to a maximum of 1.00% per annum on the principal amount of the Notes in the event of a registration default under such agreement until such registration default has been cured.

         "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "SUBORDINATED INDEBTEDNESS" means any Indebtedness of the Company or a Guarantor if the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is subordinated in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be.

         "SUBSIDIARY" means, with respect to any specified Person:

         (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

         (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

         "TURKEY OPERATIONS" means the Company's and/or its Restricted Subsidiaries' turkey operations as substantially constituted on the date of the Indenture.

         "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

         (1) has no Indebtedness other than Non-Recourse Debt;

         (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted

Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

         (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

         (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "--Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the eight-quarter reference period, and (2) no Default or Event of Default would be in existence following such designation.

         "U.S. GOVERNMENT OBLIGATIONS" means direct noncallable obligations of, or noncallable obligations the payment of principal of and interest on which is guaranteed by, the United States of America, or to the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged, or beneficial interests in a trust the corpus of which consists exclusively of money or such obligations or a combination thereof.

         "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

         (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

         (2) the then outstanding principal amount of such Indebtedness.

         "WHOLLY-OWNED RESTRICTED SUBSIDIARY" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares and shares issued to other Persons to comply with local law that collectively do not constitute more than 5% of all of the Capital Stock ordinarily having the power to vote for the election of directors of such Restricted Subsidiary) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

                                 (Face of Note)


10.50% SENIOR SUBORDINATED NOTES DUE MARCH 4, 2011

CUSIP NO._________
_________                                   $ __________

PILGRIM'S PRIDE CORPORATION

promises to pay to [             ](1) or registered assigns, the principal sum
of ________________ Dollars ($______________) on March 4, 2011.

Interest Payment Dates: December 15 and June 15, commencing [         ], 20[  ].

Record Dates: December 1 and June 1.

Dated: ____________________, 2003.


------------------
(1) Insert [CEDE & CO., INC.] if the Note is to be issued in Global Form

         IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

                                PILGRIM'S PRIDE CORPORATION


                                By: __________________________
                                Name: Richard A. Cogdill
                                Title: Executive Vice President,
                                Chief Financial Officer, Secretary and Treasurer

This is one of the [Global] Notes referred to in the within-mentioned Indenture:
____________________________________________________,
as Trustee

By:
______________________
Authorized Signatory

Dated ______________,2003

                                 (Back of Note)

               10.50% SENIOR SUBORDINATED NOTES DUE MARCH 4, 2011

     [Insert the Global Note Legend, if applicable pursuant to the terms of the Indenture]

    [Insert the Private Placement Legend, if applicable pursuant to the terms of the Indenture]

 [Insert the Regulation S Temporary Global Note Placement Legend, if applicable pursuant to the terms of the Indenture]

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. Pilgrim's Pride Corporation, a Delaware corporation (the "Issuer"), promises to pay interest on the principal amount of this Note at 10.50% per annum from ___________ until maturity and shall pay Special Interest, if any, as provided in Section 5 of the Registration Rights Agreement. The Issuer shall pay interest semi-annually on December 15 and June 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be the first of December 15 or June 15 to occur after the date of issuance, unless such December 15 or June 15 occurs within one calendar month of such date of issuance, in which case the first Interest Payment Date shall be the second of December 15 and June 15 to occur after the date of issuance. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time at a rate that is 1% per annum in excess of the interest rate then in effect under the Indenture and this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest, if any (without regard to any applicable grace periods), from time to time at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

         [Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.]2

         2. METHOD OF PAYMENT. The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the December 1 or June 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment


------------------
2 [To be used for Temporary Regulation S Global Note only.]

Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest and Special Interest, if any, at the office or agency of the Issuer maintained for such purpose, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and Special Interest, if any, and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, ___________________________, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

         4. INDENTURE. The Issuer issued the Notes under an Indenture dated as of ______________, 2003 ("Indenture") between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Issuer unlimited in aggregate principal amount.

         5. OPTIONAL REDEMPTION.

         (a) Except as set forth in subparagraphs (b) and (c) of this Paragraph 5, the Issuer shall not have the option to redeem the Notes prior to ______________, 2007. On or after ______________, 2007, the Issuer may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on [SEPTEMBER 15] of the years indicated below:

                   Year                                                      Percentage
                   ----                                                      ----------
                   2007                                                       105.250%

                   2008                                                       102.625%

                   2009 and thereafter                                        100.000%

         (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to ______________, 2007, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including, if issued, any Additional Notes) at a redemption price of 110.5% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided, that:

                  (i) at least 65% of the aggregate principal amount of Notes issued under the Indenture (including, if issued, any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

                  (ii) the redemption must occur within 45 days of the date of the closing of such Public Equity Offering.

         (c) Subject to Section 3.07(c) of the Indenture, notwithstanding the provisions of subparagraphs (a) and (b) of this Paragraph 5, the Issuer may, at any time and from time to time, redeem all or part of the Notes from Initial Holder upon not less than 15 nor more than 60 days' notice, at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest, if any.

         6. MANDATORY REDEMPTION. Except as set forth in paragraph 7 below, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

         7. REPURCHASE AT OPTION OF HOLDER.

         (a) If a Change of Control occurs, the Issuer shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to (a) in the case of an Initial Holder, 100% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest, if any, thereon to the date of purchase and (b) in the case of all other holders, 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Payment"). Within ninety (90) days following any Change of Control, unless the Issuer has mailed a redemption notice with respect to all of the outstanding Notes in accordance with optional redemption provision of the Indenture, the Issuer shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

         (b) If the Issuer or a Restricted Subsidiary consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $20.0 million, then within 45 Business Days after the later of the application of Net Proceeds and the date that is 270 days following the receipt of the Net Proceeds, to the extent of the balance of Net Proceeds after application in accordance with
Section 4.12(b) of the Indenture, the Issuer shall commence an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuer prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

         8. NOTICE OF REDEMPTION. Subject to paragraph 5(c) above, notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         [This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the Distribution Compliance Period and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.]3

         10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal

------------------
3 [To be used for Temporary Regulation S Global Note only.]

amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Issuer's assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

         12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of, or premium, if any, on the Notes, (iii) failure by the Issuer or any of the Guarantors to comply (A) with the provisions of Sections 4.17 or 5.01 of the Indenture or (B) 30 days after notice to the Issuer by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class, with the provisions of Sections 4.09, 4.11 or 4.12 of the Indenture; (iv) failure by the Issuer for 60 days after notice to the Issuer by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding voting as a single class to comply with any other agreements in the Indenture or the Notes;
(v) default under certain other agreements relating to Indebtedness of the Issuer which default results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days, (vii) certain circumstances when a Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid, ceases to exist or is disaffirmed by any Guarantor, and (viii) certain events of bankruptcy or insolvency with respect to the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary. In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuer or any Restricted Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest, if any) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Issuer is required to deliver to the Trustee a statement specifying such Default or Event of Default.

         13. TRUSTEE DEALINGS WITH ISSUER. Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.

         14. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Issuer or of any Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Indenture, the Notes, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

         15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. CUSIP OR ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP or ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

          Pilgrim's Pride Corporation
          110 South Texas Street
          Pittsburg, Texas  75686-0093
          Attention: Corporate Secretary

         18. GOVERNING LAW. The internal law of the State of New York shall govern and be used to construe this Note without giving effect to applicable principals of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.12 or 4.17 of the Indenture, check the box below:

[ ]   Section 4.12

[ ]   Section 4.17

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.12 or Section 4.17 of the Indenture, state the amount you elect to have purchased: $____________________

Date:______________        Your Signature:_______________________

                                    (Sign exactly as your name appears on the Note) Tax Identification No.:


                                    ------------------------------------

                                    SIGNATURE GUARANTEE:


                                    ------------------------------------
                                    Signatures must be guaranteed by an
                                    "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

------------------------------------------------------------------------

(Insert assignee's social security or other tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Print or type assignee's name, address and zip code)

and irrevocably appoint ____________________________________________________ as
agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.


------------------------------------------------------------------------

Date:______________        Your Signature:_______________________

                                    (Sign exactly as your name appears on the face of this Note)

                                    Signature Guarantee: __________________

              SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE

The following increases or decreases in this Global Note have been made:


                                                                        Principal
                          Amount of              Amount of              Amount of this          Signature of
                          decrease in            increase in            Global Note             authorized
                          Principal              Principal              following such          signatory of
Date of                   Amount of this         Amount of this         decrease (or            Trustee or Note
Exchange                  Global Note            Global Note            increase)               Custodian
------------------------- ---------------------- ---------------------- ----------------------- ----------------------












